Exhibit 99.2

August 14, 2014

Board of Directors

DIRECTV

2230 E. Imperial Hwy.

El Segundo, CA 90245

Re:	Amendment No. 2 to Registration Statement on Form S-4 of AT&T Inc. (File No. 333-197144), filed August 14, 2014 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated May 18, 2014 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders (other than AT&T Inc. (“AT&T”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share, of DIRECTV (the “Company”) of the Consideration (as defined in the Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 18, 2014, by and among the Company, AT&T, and Steam Merger Sub LLC, a wholly owned subsidiary of AT&T.

The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement, as amended. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinions of DIRECTV’s Financial Advisors—Opinion of Goldman, Sachs & Co.,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the DIRECTV Board; DIRECTV’s Reasons for the Merger,” “The Merger—Opinions of DIRECTV’s Financial Advisors—Opinion of Goldman, Sachs & Co.,” “The Merger—Certain DIRECTV Forecasts” and “The Merger Agreement—Representations and Warranties” and to the inclusion of the Opinion Letter in the Proxy Statement/Prospectus included in the Registration Statement, as amended. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)